THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NEITHER THE WARRANTS NOR THE SECURITIES UNDERLYING THE WARRANTS MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER, OR NOT SUBJECT TO, THE ACT AND SUCH STATE SECURITIES LAWS.

WARRANT CERTIFICATE
OF
AMERICAN SIERRA GOLD CORP.

Date of Issuance:	Certificate Number: _________

THIS WARRANT CERTIFICATE (“Warrant Certificate”) certifies that, for value received, Trinity Alps Resources, Inc., or its  assigns registered on the books (collectively, the “Holder”) of American Sierra Gold Corp., a Nevada corporation (the “Company”), having its principal place of business at 200 South Virginia, 8th Floor, Reno, Nevada 89501, is entitled to exercise warrants (each a “Warrant”) to purchase from Company at any time on or prior to the Expiration Date (hereinafter defined), up to ______________ fully paid and nonassessable shares of common stock of the Company (“Common Stock”), at a Purchase Price as set forth below, subject to adjustment as hereinafter provided and upon the terms and conditions hereinafter provided.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Joint Venture Agreement among the Company and the Holder.

1.           The Joint Venture Agreement.  This Warrant Certificate is being issued pursuant to the terms of that certain Joint Venture Agreement among the Company and the Holder dated October 19, 2009 (the “JV Agreement”).  The Warrants exercisable hereunder are subject to the delivery schedule set forth in Section 1.3 of the JV Agreement.  Specifically, Section 1.3 of the JV Agreement provides that an aggregate of Two Million (2,000,000) warrants to purchase Common Stock shall be issued and delivered at and as part of Closing to the Trust Account Administrator for forwarding to the Holder, or its designee, assignee or successor as follows:

(a)           500,000 of the Warrants on 15 January 2010 (as represented by this Warrant Certificate W-1);

(b)           500,000 of the Warrants on 4 June 2010 (as represented by that certain Warrant Certificate W-2, delivered herewith);

(c)           500,000 of the Warrants on 4 September 2010 (as represented by that certain Warrant Certificate W-3, delivered herewith); and

(d)           500,000 of the Warrants on 4 December 2010 (as represented by that certain Warrant Certificate W-4, delivered herewith).

 In the event of a Corporate Transaction (as defined hereinbelow) consummated prior to delivery to Holder of all Warrants set forth in Section 1(a)-(d) above, the Company shall cause the Trust Account Administrator to immediately forward to the Holder all of the foregoing Warrants and each unexercised Warrant in Section 1(a)-(d) above automatically shall become fully vested and exercisable, immediately prior to the specified date of the consummation of such Corporate Transaction, for all of the shares of Common Stock thereunder, irrespective of whether the Warrants are assumed under the Corporate Transaction, and Company shall provide Holder with written notice of any Corporate Transaction at least ten (10) days prior to the consummation of the Corporate Transaction, which notice shall summarize such transaction in reasonable detail.  “Corporate Transaction” means any of the following transactions:

(i)           a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)          the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)         the complete liquidation or dissolution of the Company;

(iv)         any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)          the acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

2.           Warrant Purchase Price.  Each Warrant shall entitle the Holder to purchase one share of Common Stock and the purchase price payable upon exercise of one Warrant shall be $1.25 per share (“Purchase Price”).  The Purchase Price and number of shares of Common Stock (“Warrant Shares”) issuable upon exercise of each Warrant are subject to adjustment as provided in Section 7.

3.           Exercise of Warrant.  Pursuant to the terms and conditions set forth in this Warrant Certificate and the JV Agreement, the Warrants are exercisable, in whole or in part, at any time, on or before the Expiration Date, at the option of the Holder in accordance with either or both of the following methods:

3.1           Method of Cash Exercise.  Upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price multiplied by the number of Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate to the Holder for the balance of such remaining Warrants.

3.2           Cashless Exercise; Net Exercise Election.  The Holder may elect to convert all or a portion of this Warrant Certificate, without the payment by the Holder of any additional consideration, by the surrender of this Warrant Certificate or any portion thereof to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by the Holder, into up to the number of shares of Warrant Shares determined pursuant to the following formula:

X = Y (A-B)
     A

Where:

X  = The number of Warrant Shares to be issued to the Holder.

Y  = The number of Warrant Shares purchasable under this Warrant Certificate.

A  = The per share Market Price of the Company’s Common Stock.

B  = The Purchase Price (as adjusted to the date of such calculations).

“Market Price” means the average of the closing prices of sales on all securities exchanges on which the Common Stock may at the time be listed on the day prior to the date of exercise, or, if there has been no sales on any such exchanges on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on a day any Common Stock is not listed, the average of the representative bid and asked prices quoted in the NASDAQ OTCBB System as of 4:00 pm Eastern Time.

3.3           Shares To Be Fully Paid and Nonassessable Upon Exercise. Notwithstanding any other provisions of this Warrant Certificate, all shares of Common Stock issued upon the exercise of this Warrant Certificate shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

4.           Expiration Date.  The term “Expiration Date” shall mean 5:00 p.m. (PST) on December 4, 2014, a date that is five (5) years from the Closing of the JV Agreement, or if such date shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (PST) the next following date which is not a holiday or a day on which banks are not authorized to close.

5.           Agreement of Holder.  The Holder acknowledges that the Warrants represented by this Warrant Certificate have not been registered under the Act and accordingly that they will not be transferred or sold except pursuant to an effective registration statement under the Act or an exemption therefrom, or in a transaction not subject thereto, and in compliance with all state securities laws.

6.           Loss or Mutilation.  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

7.           Adjustment of Purchase Price and Number of Warrant Shares.  The number and kind of Warrant Shares purchasable upon the exercise of the Warrants and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)           Splits, Combinations, Reclassifications.  In the event the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to the holders of the outstanding shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the effective date of such event or any record date with respect thereto.

(b)           Reorganizations, Mergers, Consolidations or Sales of Assets.  In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company’s Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company, the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had all such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.  In any case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the registered owner of the Warrant Certificate such that the provisions set forth herein (including provisions with respect to adjustment of the Warrant Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of any Warrant.

(c)           Notice of Capital Changes.  If at any time the Company shall effect any of the events described in subsections (a) and (b) above, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by registered or certified mail, postage prepaid, of the date on which (i) a record shall be taken for such dividends, distributions and the like or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such written notice shall be given at least five (5) business days prior to the relevant event, except for such events as may constitute a Corporate Transaction as defined in Section 1, in which case the notice provisions of Section 1 shall apply.

(d)           Adjustment of Purchase Price.  Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Purchase Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted, as determined in good faith by the Board of Directors of the Company.

(e)           Certificates of Adjustments.  Whenever the Purchase Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 7, an officer of the Company shall promptly prepare and sign a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause such certificate to be promptly mailed, by first class mail, postage prepaid, to the Holder.

8.           No Voting Rights.  Except as otherwise may be provided herein, this Warrant Certificate shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, in respect of any matters whatsoever, prior to the exercise of any Warrants hereof.

9.           Legends.  To the extent required by applicable U.S. federal or state securities laws, this Warrant Certificate and any securities into which this Warrant Certificate may be converted (unless the securities into which this Warrant Certificate may be resold pursuant to Rule 144 promulgated under the Act, as evidenced by an opinion of counsel reasonably satisfactory to the Company) shall be imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER, OR NOT SUBJECT TO, THE ACT AND SUCH STATE SECURITIES LAWS.

10.           Warrants Transferable.  Subject to the provisions of Section 5, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder hereof, upon surrender of this Warrant Certificate properly endorsed and accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Act in order to establish that such transfer is being made in accordance with the terms hereof; provided, however, that without the prior written consent of the Company, this Warrant Certificate and all rights hereunder may be transferred only to (i) an affiliate of the initial Holder hereof or successor in interest to any such person, or (ii) pursuant to the registration of the Warrants or the Warrant Shares under the Act, or (iii) pursuant to an exemption under Rule 144 promulgated under the Act or (iv) pursuant to another exemption from such registration or in a transaction not subject to registration.  Upon such surrender the Company shall execute and deliver a new Warrant Certificate(s) in the name of the transferee(s) in the denomination(s) specified in such instructions, and shall issue to the Holder a new Warrant Certificate evidencing any remaining portion of the Warrants not transferred.

For the purposes of this section, “affiliate” means, with respect to any person, any entity controlling, controlled by or under common control with such designated person, and “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

11.           Fractional Shares.  Notwithstanding that the number of Warrant Shares purchasable upon the exercise of this Warrant Certificate may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of shares upon the exercise of the Warrants or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of the Warrants.  Holder hereby waives any right to receive fractional shares.

12.           Successors and Assigns.  This Warrant Certificate shall be binding on and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties.

13.           Governing Law.  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

14.           Amendment; Waiver.  Any term of this Warrant Certificate may be amended or waived upon mutual written consent of the Company and the Holder.

15.           Entire Agreement. This Warrant Certificate together with that certain JV Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

IN WITNESS WHEREOF, this Warrant Certificate has been executed as of this 4th day of December, 2009.

AMERICAN SIERRA GOLD CORP.
a Nevada corporation

By:	/s/ Johannes Petersen
Johannes Petersen, Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

To:         American Sierra Gold Corp.
200 South Virginia, 8th Floor
Reno, Nevada  89501
Attn:  Chief Financial Officer

The undersigned hereby irrevocably elects to exercise, pursuant to Section 3.1 of the Warrant Certificate accompanying this Notice of Exercise, such number of Warrants to purchase ________________  shares of Common Stock (the “Warrant Shares”) of American Sierra Gold Corp., a Nevada corporation (the “Company”), in accordance with the terms of the Warrant Certificate and herewith makes payment of the Purchase Price for such Warrant Shares in full.

- OR -

The undersigned hereby irrevocably elects to exercise, pursuant to Section 3.2 of the Warrant Certificate accompanying this Notice of Exercise, such number of Warrants to purchase ________________ shares of Common Stock (the “Warrant Shares”) of the Company pursuant to the net exercise method resulting in the Warrant Shares.

Date: ________________20__

Name of Holder

Signature

Address

A